Exhibit 10.6

EXECUTION COPY

SUPPLEMENT NO. 1 dated as of February 17, 2004, to the Guarantee and Collateral Agreement dated as of March 27, 2003 (the AGuarantee and Collateral Agreement@), among AMERIPATH, INC., a Delaware corporation (the ABorrower@), AMERIPATH HOLDINGS, INC., a Delaware corporation (AHoldings@), each subsidiary of the Borrower listed on Schedule I thereto (each such subsidiary individually a ASubsidiary Guarantor@ and collectively, the ASubsidiary Guarantors@; the Subsidiary Guarantors, Holdings and the Borrower are referred to collectively herein as the AGrantors@) and CREDIT SUISSE FIRST BOSTON (ACSFB@), as collateral agent (in such capacity, the ACollateral Agent@) for the Secured Parties (as defined herein).

A.  Reference is made to the Amended and Restated Credit Agreement dated as of the date hereof (the AAmended and Restated Credit Agreement@), among the Borrower, Holdings, the lenders from time to time party thereto (the ALenders@), and CSFB, as administrative agent for the Lenders (in such capacity, the AAdministrative Agent@).

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Amended and Restated Credit Agreement or the Guarantee and Collateral Agreement referred to therein, as applicable.

C.  The Grantors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit.  Section 7.16 of the Guarantee and Collateral Agreement provides that additional Domestic Subsidiaries of the Loan Parties may become Subsidiary Guarantors and Grantors under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiaries (each a “New Subsidiary”, and collectively, the ANew Subsidiaries@) are executing this Supplement in accordance with the requirements of the Amended and Restated Credit Agreement to become Subsidiary Guarantors and Grantors under the Guarantee and Collateral Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and each New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 7.16 of the Guarantee and Collateral Agreement, each New Subsidiary by its signature below becomes a Grantor and Subsidiary Guarantor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Grantor and Subsidiary Guarantor and each New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Grantor and a Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and a Subsidiary Guarantor thereunder are true and correct in all material respects on and as of the date hereof.  In furtherance of the foregoing, each New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Guarantee and Collateral Agreement) of such New Subsidiary.  Each reference to a “Grantor” or a “Subsidiary Guarantor” in the Guarantee and Collateral Agreement shall be deemed to include each New Subsidiary.  The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

SECTION 2.  Each New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of each New Subsidiary and the Collateral Agent.  Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.  Each New Subsidiary hereby represents and warrants that (a) set forth on Schedule I hereto is a true and correct schedule of the location of any and all Collateral of such New Subsidiary, (b) set forth on Schedule II hereto is a true and correct schedule of all the Pledged Securities of such New Subsidiary, (c) set forth on Schedule III hereto is a true and correct schedule of all the Intellectual Property of such New Subsidiary and (d) set forth in the Perfection Certificate delivered by the Borrower on the Restatement Date, is the true and correct legal name of such New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5.  Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.  All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Guarantee and Collateral Agreement. All communications and notices hereunder to a New Subsidiary shall be given to it at the address set forth under its signature below.

SECTION 9.  Each New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, each New Subsidiary and the Collateral Agent have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

AMERIPATH FLORIDA, LLC (a Delaware limited liability company)

AMERIPATH PENNSYLVANIA, LLC (a Pennsylvania limited liability company)

AMERIPATH WISCONSIN, LLC (a Wisconsin limited liability company)

By:	AmeriPath, Inc.,
its Managing Member

By:	/s/ DAVID L. REDMOND
Name: David L. Redmond
Title: Executive Vice President and CFO

REGIONAL PATHOLOGY CONSULTANTS, LLC (a Utah limited liability company)

By:	Strigen, Inc.,
its Managing Member

By:	/s/ DAVID L. REDMOND
Name: David L. Redmond
Title: Vice President

CREDIT SUISSE FIRST BOSTON, as collateral agent

By:
/s/ JOSEPH A. DIPIETRO
Name: Joseph A. DiPietro
Title: Director

By:
/s/ RICHARD B. CAREY
Name: Richard B. Carey
Title: Managing Director

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